Exhibit 2.2

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

CAARY CAPITAL LTD.

Corporate name / Dénomination sociale

1166651-7

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Raymond Edwards

Director / Directeur

2020-06-01

Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 4 / Formulaire 4
Articles of Amendment / Clauses modificatrices
Canada Business Corporations Act (CBCA) (s. 27 or 177)
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
CAARY CAPITAL LTD.

2 Corporation number
Numéro de la société
1166651-7

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Stavros Apostolopoulos

Stavros Apostolopoulos
416-751-4242

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3069 (2008/04)

The Articles of the Corporation be amended as follows:

1.	to change the designation of the authorized and issued common shares in the capital of the Corporation as described in paragraph no. 3 of the Articles into Class A Common Shares (the “Class A Common Shares”) and to delete the rights, privileges, restrictions and conditions attaching to the common shares as set out in paragraph no. 3 of the Articles;

2.	to increase the authorized capital of the Corporation by creating an unlimited number of shares of a class designated as Class B Common Shares and an unlimited number of shares of a class designated as Class C Special Shares;

3.	to declare that after giving effect to the foregoing, the authorized capital of the Corporation shall consist of an unlimited number of:

(a)	an unlimited number of Class A Common Shares;

(b)	an unlimited number of Class B Common Shares; and

(c)	an unlimited number of Class C Special Shares;

4.	to provide that the rights, privileges, restrictions and conditions attaching to the Class A Common Shares, the Class B Common Shares and the Class C Specials Shares shall be as follows:

A.	CLASS A COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Class A Common Shares of the Corporation shall be as follows:

1.	Voting

The holders of the Class A Common Shares shall be entitled to receive notice of, to attend and to one (1) vote in respect of each Class A Common Share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another class of shares in the Corporation are entitled to vote.

2.	Dividends

The holders of the Class A Common Shares shall be entitled to receive dividends if, as and when declared by the directors of the Corporation on such class of shares out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the directors of the Corporation may from time to time determine.

3.	Remaining Property on Dissolution

In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs and subject to the prior rights attaching to any other class of shares of the Corporation the holders of the Class A Common Shares shall be entitled to receive rateably the remaining property of the Corporation.

B.	CLASS B COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Class B Common Shares of the Corporation shall be as follows:

1.	Voting

Subject to the provisions of the Canada Business Corporations Act, as the same may be amended or re-enacted from time to time and the regulations made thereunder (hereinafter called the "Act"), the holders of the Class B Common Shares shall not be entitled, as such, to attend or vote at any meeting of the shareholders of the Corporation.

2.	Dividends

The holders of the Class B Common Shares shall be entitled to receive dividends if, as and when declared by the directors of the Corporation on such class of shares out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the directors of the Corporation may from time to time determine.

3.	Remaining Property on Dissolution

In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs and subject to the prior rights attaching to any other class of shares of the Corporation the holders of the Class B Common Shares shall be entitled to receive rateably the remaining property of the Corporation.

C.	CLASS C SPECIAL SHARES

The rights, privileges, restrictions and conditions attaching to the Class C Special Shares of the Corporation shall be as follows:

1.	Voting

The holders of the Class C Special Shares shall be entitled to receive notice of, to attend and to ten (10) votes in respect of each Class C Special Share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another class of shares of the Corporation are entitled to vote.

2.	Dividends

The holders of the Class C Special Shares shall not be entitled to receive dividends on such class of shares.

3.	Rights on Liquidation Etc.

In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class C Special Shares shall be entitled to receive the sum per share on each Class C Special Share equal to the Class C Redemption Price set forth in clause 5 hereof before any amount shall be paid to the holders of shares of any class ranking junior to the Class C Special Shares. The holders of the Class C Special Shares shall not be entitled to share in any further distribution of the assets of the Corporation other than or in excess of the Class C Redemption Price.

4.	Retraction by Shareholder

Subject to the provisions of the Canada Business Corporations Act, as amended, or in any successor legislation, a holder of any Class C Special Shares shall have the right at any time and from time to time to require the Corporation to redeem all or any of the Class C Special Shares registered in the name of such holder for an amount equal to the Class C Redemption Price (the “Class C Redemption Amount”), on giving ten (10) days’ notice by registered letter directed to the Corporation accompanied by the certificate or certificates for the Class C Special Shares, duly endorsed for transfer to the Corporation. On the 10th day after the date of the mailing of the said notice, the Corporation shall pay or cause to be paid to such holder the Class C Redemption Price for each such Class C Special Shares which shall thereupon be redeemed, provided that the Corporation may waive notice of such redemption and such waiver may be given either before or after redemption of such Class C Special Shares.

5.	Redemption Price

For the purposes hereof the "Class C Redemption Price" of each Class C Special Share is $1.00.

In the event that the stated capital per share of the Class C Special Shares should at any time be reduced and paid to the holders of the Class C Special Shares, the Class C Redemption Price for each Class C Special Share shall be reduced by an equal amount.

6.	Restrictions on Distribution

The Corporation shall not declare or pay any dividend, purchase or redeem any other class of shares or make any other distribution on any other class of shares (a "Restricted Act") at any time when the Corporation is not permitted by the Act to redeem all of the then outstanding Class C Special Shares or when such Restricted Act would put the Corporation into such a position.

D.	PRIORITY

1.	The directors of the Corporation may in their discretion declare a dividend on any class of shares to the exclusion of any other class of shares.

2.	In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the remaining property of the Corporation shall be distributed in accordance with the following order of priority:

(A)	firstly, rateably to the holders of the Class C Special Shares up to the Class C Redemption Amount of all Class C Special Shares;

(B)	secondly, rateably to the holders of the Class A Common Shares and Class B Common Shares.